Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-4 of Enova International, Inc. of our report dated February 27, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Enova International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 3, 2020